UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

ImaRx Therapeutics, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-33043	86-0974730
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1635 East 18th Street Tucson, AZ	85719-6803
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (520) 770-1259

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 18, 2007, the Board of Directors (the “Board”) of ImaRx Therapeutics, Inc. (the “Company”) approved an amendment to the Amended Executive Employment Agreement (the “Employment Agreement”), dated as of February 1, 2007, by and between the Company and Bradford A. Zakes, the Company’s President and Chief Executive Officer (the “Executive”). The amendment will amend Section 6.3 of the Employment Agreement to increase the number of months of base salary the Executive is eligible to receive upon a termination Without Cause (as defined in the Employment Agreement) by the Company or by the Executive with Good Reason (as defined in the Employment Agreement), from 6 months to 12 months. For ease of reference, the original Employment Agreement was filed as Exhibit 10.20 to the Company’s Registration Statement on Form S-1 (File No. 333-142646), which was filed with the Securities and Exchange Commission on May 4, 2007.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 18, 2007, the Board, based upon recommendations of the Compensation Committee of the Board with consultation from a third-party compensation consultant, approved salary increases, effective January 1, 2008, to certain of the Company’s executive officers, including the Company’s named executive officers listed in the table below:

Name	Title	Current Salary	New Salary

Brad Zakes	President & Chief Executive Officer	$225,000	$275,000

Greg Cobb	Chief Financial Officer, Secretary and Treasurer	$200,000	$225,000

Rajan Ramaswami, Ph.D.	Vice President, Product Development	$140,000	$150,000

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ImaRx Therapeutics, Inc.
(Registrant)

By: /s/ Kevin Ontiveros
Kevin Ontiveros
Vice President Legal Affairs and General Counsel

Dated: December 21, 2007

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